CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 10, 2001 accompanying the financial statements of Exotics.com, Inc. for the year ended December 31, 2000 and hereby consent to the incorporation by reference to such report in this Registration Statement on Form S-8.

January 18, 2002



                      /s/ Andersen, Andersen and Strong
                      ANDERSEN ANDERSEN AND STRONG